EXHIBIT 10.01

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into November 4, 2008, by and between GLU MOBILE INC., a Delaware corporation, as successor by merger to Glu Mobile Inc., a California corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”).  Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A.  Borrower and Bank have entered into that certain Loan and Security Agreement dated as of February 14, 2007, as amended by that certain First Amendment thereto (the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

B.  Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

C.  Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.  AMENDMENTS TO LOAN AGREEMENT.

   1.1  Section 2.4 (Fees).  Section 2.4 of the Loan Agreement is amended by deleting subsection (d) (Liquidity Facility Fee) thereof, and by restating subsection (c) in its entirety as follows:

“(c)      Collateral Monitoring Fee.  During any period in which amounts are outstanding under the Revolving Line, a monthly collateral monitoring fee of $1,000, payable in arrears on the last day of each month (prorated for any partial month) and upon termination of this Agreement.”

   1.2  Section 6.2 (Financial Statements, Reports, Certificates).  Section 6.2(b) of the Loan Agreement is amended in its entirety by replacing the text thereof with the following:

“(b)      In the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days after filing, but in no event later than 50 days after the end of each fiscal quarter and 95 days after each fiscal year end or such later date for a given report pursuant to a filing by Borrower pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet.”

   1.3  Section 6.2 (Financial Statements, Reports, Certificates).  Section 6.2(d) of the Loan Agreement is amended in its entirety by replacing the text thereof with the following:

                    “(d)      During any period in which amounts are outstanding under the Revolving Line, Borrower shall provide Bank weekly and with each Advance request, a transaction report with respect to sales, credit memoranda and other adjustments to the value of Accounts, on Bank’s standard form.”

   1.4  Section 6.3 (Accounts Receivable) (Collection of Accounts).  The second sentence of Section 6.3(c) of the Loan Agreement is amended in its entirety by replacing the text thereof with the following:

                    “During any period in which amounts are outstanding under the Revolving Line, Borrower shall establish a lockbox account, or such other “blocked account” as Bank may specify, pursuant to a blocked account agreement in such form as Bank may specify in its good faith business judgment, into which all proceeds of Accounts shall be deposited by Borrower.”

   1.5  Section 6.9 (Financial Covenants).  The Tangible Net Worth covenant is deleted in its entirety and replaced with the following:

“Minimum Liquidity Ratio.  A minimum Liquidity Ratio of cash and cash equivalents maintained at Bank or its Affiliates to Obligations of no less than 1.25 to 1.00.”

   1.6  The form of Compliance Certificate is revised to be as set forth in Annex A attached hereto.

   1.7  Section 9.4 of Loan Agreement (Application of Payments and Proceeds).  Section 9.4(a) is amended to delete the phrase “and so long as the Borrower’s Net Cash is below $3,500,000” and replace it with “and during any period in which amounts are outstanding under the Revolving Line”, and Section 9.4(b) is amended to delete the phrase “and if the Borrower’s Net Cash is above $3,500,000” and replace it with “and during any period in which amounts are not outstanding under the Revolving Line”.

2.  BORROWER’S REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants that:

       (a)  immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

       (b)  Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

       (c)  True, accurate and complete copies of the certificate of incorporation, bylaws and other organizational documents of Borrower have been delivered to Bank on the date hereof and are in full force and effect;

       (d)  the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

       (e)  this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

       (f)  as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations.  Borrower acknowledges that Bank has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Bank is entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.  LIMITATION.  The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof.  Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.  EFFECTIVENESS.  This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

   4.1  Amendment.  Borrower and Bank shall have duly executed and delivered to Bank this Amendment.

   4.2  Payment of Bank Expenses.  Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

5.  COUNTERPARTS.  This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument.  All counterparts shall be deemed an original of this Amendment.

6.  INTEGRATION.  This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrowers shall remain in full force and effect.

7.  GOVERNING LAW; VENUE.  THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	GLU MOBILE INC.
a Delaware corporation

	By:	/s/ Eric R. Ludwig
	Printed Name:	Eric R. Ludwig
	Title:	Chief Financial Officer

BANK:	SILICON VALLEY BANK

	By:	/s/ Ray Aguilar
	Printed Name:	Ray Aguilar
	Title:	Regional Manager

ANNEX A
COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM: Glu Mobile Inc.

The undersigned authorized officer of Glu Mobile Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate (Consolidating Financials)	Monthly within 30 days	Yes	No
Annual financial statement (CPA Audited) + CC	FYE within 210 days	Yes	No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC, but not later than 50 days after quarter end, and 95 days after FYE, subject to any extensions pursuant to Rule 12b-25	Yes	No
Borrowing Base Certificate, A/R & A/P Agings, held check list, reconciliations, transaction reports and GL	Monthly within 30 days	Yes	No
Operating Budgets and Forecasts	30 days after FYE	Yes	No
Transaction Report	For Advances and weekly when Advances are outstanding	Yes	No
The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Liquidity	1.25:1.00	$____________	Yes	No

          The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

          The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

Glu Mobile Inc	BANK USE ONLY

Received by:
By	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER

Date

Compliance Status: Yes No